EXHIBIT 99.1

FOR IMMEDIATE RELEASE

News Release

Linda McNeill,
Investor Relations
(713) 267-7622

BRISTOW GROUP REPORTS FISCAL 2010 THIRD QUARTER
FINANCIAL RESULTS

HOUSTON, February 3, 2010 – Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal 2010 third quarter ended December 31, 2009.

For the December 2009 quarter:

•	Revenue was $303.3 million, an increase of 7% from the December 2008 quarter and 4% from the September 2009 quarter.

•	Operating income was $39.7 million, a decrease of 45% from the December 2008 quarter and 26% from the September 2009 quarter.

•	Net income was $27.1 million, a decrease of 43% from the December 2008 quarter and 20% from the September 2009 quarter.

•	Diluted earnings per share was $0.74, a decrease of $0.58 from the December 2008 quarter and $0.18 from the September 2009 quarter.

•	The following items impacted the comparability of our results between the December 2009 and December 2008 quarters:

	December 2009 Quarter			December 2008 Quarter
	Operating Income	Net Income	Diluted Earnings Per Share	Operating Income	Net Income	Diluted Earnings Per Share
	(In thousands, except per share amounts)
GOM Asset Sale (1)	$—	$—	$—	$37,780	$24,417	$0.69
Departure of two officers (2)	(1,744)	(1,448)	(0.04)	—	—	—
Aircraft incident charge (3)	(1,978)	(1,642)	(0.05)	—	—	—
Hedging gains (4)	—	2,328	0.06	—	—	—
Tax items (5)	—	(1,000)	(0.03)	—	4,001	0.11
Total	$(3,722)	$(1,762)	$(0.06)	$37,780	$28,418	$0.80
  ______

(1)
Represents the impact on the December 2008 quarter of the gain generated from the sale of 53 aircraft, related inventory, spare parts and offshore fuel equipment in the U.S. Gulf of Mexico (the “GOM Asset Sale”) on October 30, 2008 included in gain on GOM Asset Sale on the consolidated statements of income.

(2)
Represents compensation costs associated with the departure of two of the Company’s officers during the December 2009 quarter included in general and administrative costs on the consolidated statements of income.

(3)
Represents a charge in the December 2009 quarter related to damage to an aircraft operating in Nigeria as a result of a flight incident included in direct cost on the consolidated statements of income.

(4)
Represents the impact of pre-tax hedging gains of $2.8 million realized during the December 2009 quarter due to termination of forward contracts on euro-denominated aircraft purchase commitments included in other income (expense), net on the consolidated statements of income.

(5)
Represents the unfavorable impact on our provision for income taxes in the December 2009 quarter from tax contingency items and changes in our expected foreign tax credit utilization and the favorable impact on our provision for income taxes in the December 2008 quarter of a benefit related to tax elections filed in the December 2008 quarter as part of an internal reorganization and the resolution of uncertain tax positions.

•  In addition to the items impacting comparability of results in the table above, operating income, net income and diluted earnings per share were also impacted by:

-
A $6.9 million increase in operating income in Australia primarily resulting from an improvement in our cost structure in this market since the December 2008 quarter, the addition of aircraft earning higher rates and a favorable impact from changes in exchange rates,

-
A $4.3 million increase in operating income in Eastern Hemisphere (“EH”) Centralized Operations primarily resulting from an increase in cost allocations to other business units and a shift since the December 2008 quarter to allocate exchange rate exposures to other operating business units, partially offset by a charge of $1.1 million to reduce the carrying value of obsolete inventory,

-	A $5.2 million increase in other income (expense), net, which includes the hedging gains of $2.8 million discussed above,

-
A decrease in our effective tax rate to 17.3% in the December 2009 quarter from 25.0% in the December 2008 quarter primarily resulting from the indefinite reinvestment outside the U.S. of foreign earnings and our ability to realize foreign tax credits,

-	A $4.2 million decrease in operating income in the U.S. Gulf of Mexico primarily resulting from decreased demand for aircraft in this market driven by decreased drilling activity,

-	A $3.7 million decrease in operating income in our Other International business unit that primarily resulted from the grounding of our aircraft in Kazakhstan since mid-October 2009, and

-	A $4.1 million increase in net interest expense that resulted from lower cash amounts invested and reduced investment performance as well as less capitalized interest.

•  Additionally, our results for the December 2009 quarter were favorably impacted by changes in exchange rates versus the December 2008 quarter, which resulted in an increase in operating income of $5.2 million, net income of $6.2 million and diluted earnings per share of $0.17.  These increases are primarily reflected in our results for Europe, West Africa and Australia and in other income (expense), net.

•  The following items impacted the comparability of our results between the December 2009 and September 2009 quarters:

	December 2009 Quarter			September 2009 Quarter
	Operating Income	Net Income	Diluted Earnings Per Share	Operating Income	Net Income	Diluted Earnings Per Share
	(In thousands, except per share amounts)
Departure of two officers (1)	$(1,744)	$(1,448)	$(0.04)	$—	$—	$—
Aircraft incident charge (2)	(1,978)	(1,642)	(0.05)	—	—	—
Hedging gains (3)	—	2,328	0.06	—	849	0.02
Tax items (4)	—	(1,000)	(0.03)	—	(2,075)	(0.06)
Reversal of bad debt (5)	—	—	—	2,500	1,875	0.05
Mexico earnings change (6)	—	—	—	1,300	1,075	0.03
Total	$(3,722)	$(1,762)	$(0.06)	$3,800	$1,724	$0.04
______

(1)
Represents compensation costs associated with the departure of two of the Company’s officers during the December 2009 quarter included in general and administrative costs on the consolidated statements of income.

(2)
Represents a charge in the December 2009 quarter related to damage to an aircraft operating in Nigeria as a result of a flight incident included in direct cost on the consolidated statements of income.

(3)
Represents the impact of pre-tax hedging gains of $2.8 million and $1.1 million realized during the December 2009 and September 2009 quarters, respectively, due to termination of forward contracts on euro-denominated aircraft purchase commitments included in other income (expense), net on the consolidated statements of income.

(4)
Represents the unfavorable impact on our provision for income taxes in the December 2009 and September 2009 quarters from tax contingency items and changes in our expected foreign tax credit utilization.

(5)	Represents the reversal of a bad debt reserve in Kazakhstan in the September 2009 quarter included in direct cost on the consolidated statements of income.

(6)
Represents out of period earnings from our unconsolidated affiliate in Mexico realized in the September 2009 quarter included in earnings (losses) from unconsolidated affiliates, net on our consolidated statements of income.

•  In addition to the items impacting comparability of results in the table above, operating income, net income and diluted earnings per share were also impacted by:

-
A decrease in our effective tax rate to 17.3% in the December 2009 quarter from 25.0% in the September 2009 quarter primarily resulting from the indefinite reinvestment outside the U.S. of foreign earnings and our ability to realize foreign tax credits, and

-	A $4.9 million decrease in operating income in our Other International business unit primarily resulting from the grounding of our aircraft in Kazakhstan since mid-October 2009.

For the nine months ended December 31, 2009:

•  Revenue was $885.4 million, an increase of 3% from the nine months ended December 31, 2008.

•  Operating income was $138.1 million, a decrease of 10% from the nine months ended December 31, 2008.

•  Net income was $84.8 million, a decrease of 15% from the nine months ended December 31, 2008.

•  Diluted earnings per share was $2.32, a decrease of $0.52 from the nine months ended December 31, 2008.

•  The following items impacted the comparability of our results between the nine months ended December 31, 2009 and 2008:

	Nine Months Ended
	December 31, 2009			December 31, 2008
	Operating Income	Net Income	Diluted Earnings Per Share	Operating Income	Net Income	Diluted Earnings Per Share
	(In thousands, except per share amounts)
GOM Asset Sale (1)	$—	$—	$—	$37,780	$24,417	$0.71
Departure of three officers (2)	(4,874)	(3,720)	(0.10)	—	—	—
Hedging gains (3)	—	3,004	0.08	—	—	—
Tax items (4)	—	(5,200)	(0.14)	—	4,700	0.14
Total	$(4,874)	$(5,916)	$(0.16)	$37,780	$29,117	$0.85
______

(1)
Represents the impact on the nine months ended December 31, 2008 of the gain generated from the GOM Asset Sale on October 30, 2008 included in gain on GOM Asset Sale on the consolidated statements of income.

(2)
Represents compensation costs associated with the departure of three of the Company’s officers during the nine months ended December 31, 2009 included in general and administrative costs on the consolidated statements of income.

(3)
Represents the impact of pre-tax hedging gains of $3.9 million realized during the nine months ended December 31, 2009 due to termination of forward contracts on euro-denominated aircraft purchase commitments included in other income (expense), net on the consolidated statements of income.

(4)
Represents the unfavorable impact on our provision for income taxes in the nine months ended December 31, 2009 from tax contingency items and changes in our expected foreign tax credit utilization and the favorable impact on our provision for income taxes in the nine months ended December 31, 2008 of a benefit related to tax elections filed in the December 2008 quarter as part of an internal reorganization and the resolution of uncertain tax positions.

•  In addition to the items impacting comparability of results in the table above, operating income, net income and diluted earnings per share were also impacted by:

-	A $16.1 million increase in operating income in West Africa primarily resulting from a favorable impact from changes in exchange rates and improved pricing,

-	A $19.0 million increase in operating income in Australia primarily resulting from cost reductions in this market and the addition of aircraft earning higher rates,

-
A $11.3 million increase in operating income in EH Centralized Operations primarily resulting from an increase in cost allocations to other business units and a shift in the current fiscal year to allocate exchange rate exposures to other operating business units,

-
A decrease in our effective tax rate to 23.8% in the nine months ended December 31, 2009 from 26.8% the same period a year ago primarily resulting from the indefinite reinvestment outside the U.S. of foreign earnings and our ability to realize foreign tax credits,

-	An $8.7 million decrease in operating income in the U.S. Gulf of Mexico primarily resulting from decreased demand for aircraft in this market driven by decreased drilling activity,

-
A $9.3 million decrease in operating income in Western Hemisphere (“WH”) Centralized Operations primarily resulting from an under recovery of maintenance costs from other Western Hemisphere business units driven by lower flight hours,

-
A $6.5 million decrease in operating income in Europe primarily resulting from an unfavorable impact of changes in exchange rates versus the same period a year ago, partially offset by a full period’s contribution of operating income from our Bristow Norway operations which were consolidated beginning October 31, 2008, and

-
A $10.6 million increase in net interest expense primarily resulting from lower cash amounts invested and reduced investment performance, increased interest expense from our issuance of $115 million of convertible senior notes in June 2008 and less capitalized interest.

Capital and Liquidity

•  At December 31, 2009, key balance sheet items, capital commitments and liquidity sources were:

-	$1.4 billion in stockholders’ investment and $717 million of indebtedness,

-	$107 million in cash and a $100 million undrawn revolving credit facility, and

-	$117 million in aircraft purchase commitments for 11 aircraft.

•  Net cash generated by operating activities was $69 million and net cash used in investing activities was $110 million in the December 2009 quarter.

CEO Remarks

“We realized solid operating results in Europe, West Africa and Australia during our third fiscal 2010 quarter,” said William E. Chiles, President and Chief Executive Officer of Bristow Group.

“In Latin America, our investment in Líder in Brazil contributed to these positive results but was offset by poor performance from our joint venture in Mexico.  In Europe, overall activity levels were strong.  We’re also seeing robust activity levels in Nigeria despite a challenging political environment.  In Australia, our local team continues to make improvements in operations and cost structure and in our activity level.

“The U.S. Gulf of Mexico saw continued weakness, but we have not been impacted to as large a degree as other offshore service companies.  Our efforts to maintain stable pricing and to upgrade our fleet to larger, more efficient and more profitable aircraft serving larger projects farther offshore in deeper water has us well positioned for opportunities that might arise.

“As previously announced, we changed our management organization structure to better focus on winning and doing work more effectively.  Some aspects of the reorganization will take time to fully implement.  We believe that this reorganization coupled with financial flexibility and adequate liquidity have positioned us well to weather the current uncertain market in order to benefit from a turnaround in industry conditions which we believe is likely over the next year or two,” Chiles added.

CONFERENCE CALL

Management will conduct a conference call starting at 9:00 a.m. EST (8:00 a.m. CST) on Thursday, February 4, 2010, to review financial results for the December 2009 quarter.  The conference call can be accessed as follows:

Via Webcast:
•	Visit Bristow Group’s investor relations Web page at www.bristowgroup.com
•	Live: Click on the link for “Bristow Group Fiscal 2010 Third Quarter Earnings Conference Call”
•	Replay: A replay via webcast will be available approximately one hour after the call’s completion and will be accessible for approximately 90 days

Via Telephone within the U.S.:
•	Live: Dial toll free (877) 941-8610
•	Replay: A telephone replay will be available through February 18, 2010 and may be accessed by calling toll free (800) 406-7325, passcode: 4201643#

Via Telephone outside the U.S.:
•	Live: Dial (480) 629-9819
•	Replay: A telephone replay will be available through February 18, 2010 and may be accessed by calling (303) 590-3030, passcode: 4201643#

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is a leading provider of helicopter services to the worldwide offshore energy industry and one of two helicopter service providers to the offshore energy industry with global operations.  Through its subsidiaries, affiliates and joint ventures, the Company has significant operations in most major offshore oil and gas producing regions of the world, including the North Sea, the U.S. Gulf of Mexico, Nigeria, Australia and Latin America.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding the impact of activity levels, business performance, turnaround timing, market and industry conditions, liquidity and financial flexibility.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2009 and annual report on Form 10-K for the fiscal year ended March 31, 2009.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

 (financial tables follow)

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	December 31,		September 30,	December 31,
	2009	2008	2009	2009	2008
Gross revenue:
Operating revenue from non-affiliates	$260,907	$236,491	$247,642	$757,440	$726,151
Operating revenue from affiliates	14,581	16,792	17,460	46,643	52,492
Reimbursable revenue from non-affiliates	27,615	28,617	24,746	78,214	76,196
Reimbursable revenue from affiliates	203	1,087	1,767	3,076	3,959
	303,306	282,987	291,615	885,373	858,798
Operating expense:
Direct cost	189,456	176,038	173,392	543,525	551,404
Reimbursable expense	28,219	28,689	26,304	81,180	79,437
Depreciation and amortization	20,663	16,663	18,470	57,319	47,103
General and administrative	30,758	25,586	29,686	89,246	78,776
	269,096	246,976	247,852	771,270	756,720

Gain on GOM Asset Sale	—	37,780	—	—	37,780
Gain on disposal of assets	2,448	(102)	4,880	13,337	5,865
Earnings from unconsolidated affiliates, net of losses	3,068	(1,417)	4,924	10,625	8,277
Operating Income	39,726	72,272	53,567	138,065	154,000

Interest income	365	1,087	210	797	5,739
Interest expense	(10,979)	(8,276)	(10,640)	(31,631)	(25,943)
Other income (expense), net	3,695	(1,522)	1,809	4,023	2,240
Income before provision for income taxes	32,807	63,561	44,946	111,254	136,036
Provision for income taxes	(5,681)	(15,861)	(11,236)	(26,427)	(36,494)
Net income from continuing operations	27,126	47,700	33,710	84,827	99,542
Loss from discontinued operations, net of tax	—	—	—	—	(246)
Net income	27,126	47,700	33,710	84,827	99,296
Net income attributable to noncontrolling interests	(448)	(535)	(540)	(1,256)	(2,190)
Net income attributable to Bristow	26,678	47,165	33,170	83,571	97,106
Preferred stock dividends	—	(3,162)	(3,163)	(6,325)	(9,487)
Net income available to common stockholders	$26,678	$44,003	$30,007	$77,246	$87,619

Basic earnings per common share:
Earnings from continued operations	$0.74	$1.51	$0.98	$2.43	$3.18
Loss from discontinued operations	—	—	—	—	(0.01)
Net earnings	$0.74	$1.51	$0.98	$2.43	$3.17

Diluted earnings per common share:
Earnings from continued operations	$0.74	$1.32	$0.92	$2.32	$2.85
Loss from discontinued operations	—	—	—	—	(0.01)
Net earnings	$0.74	$1.32	$0.92	$2.32	$2.84

Weighted average number of common shares outstanding:
Basic	35,896	29,101	30,491	31,733	27,635
Diluted	36,271	35,628	36,101	36,070	34,185

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	March 31,
	2009	2009
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$107,059	$300,969
Accounts receivable from non-affiliates	196,927	194,030
Accounts receivable from affiliates	34,710	22,644
Inventories	187,220	165,438
Prepaid expenses and other current assets	26,582	20,226
Total current assets	552,498	703,307
Investment in unconsolidated affiliates	203,916	20,265
Property and equipment – at cost:
Land and buildings	93,241	68,961
Aircraft and equipment	2,014,147	1,823,011
	2,107,388	1,891,972
Less – Accumulated depreciation and amortization	(400,475)	(350,515)
	1,706,913	1,541,457
Goodwill	46,971	44,654
Other assets	23,261	24,888
	$2,533,559	$2,334,571

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$50,434	$44,892
Accrued wages, benefits and related taxes	39,486	39,939
Income taxes payable	3,429	—
Other accrued taxes	2,528	3,357
Deferred revenues	22,697	17,593
Accrued maintenance and repairs	13,352	10,317
Accrued interest	8,609	6,434
Other accrued liabilities	18,406	20,164
Deferred taxes	9,348	6,195
Short-term borrowings and current maturities of long-term debt	19,211	8,948
Total current liabilities	187,500	157,839
Long-term debt, less current maturities	698,144	714,965
Accrued pension liabilities	99,276	81,380
Other liabilities and deferred credits	27,151	16,741
Deferred taxes	149,389	127,266

Stockholders’ investment:
5.50% mandatory convertible preferred stock	—	222,554
Common stock	359	291
Additional paid-in capital	669,174	436,296
Retained earnings	795,739	718,493
Noncontrolling interests	10,261	11,200
Accumulated other comprehensive loss	(103,434)	(152,454)
	1,372,099	1,236,380
	$2,533,559	$2,334,571

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended December 31,
	2009	2008

Cash flows from operating activities:
Net income	$84,827	$99,296
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	57,319	47,103
Deferred income taxes	18,892	13,802
Loss on disposal of discontinued operations	—	379
Discount amortization on long-term debt	2,213	1,504
Gain on asset dispositions	(13,337)	(5,865)
Gain on GOM Asset Sale	—	(37,780)
Gain on Heliservicio investment sale	—	(1,438)
Stock-based compensation expense	9,914	7,697
Equity in earnings from unconsolidated affiliates (in excess of) below dividends received	(6,853)	7,910
Tax benefit related to stock-based compensation	(409)	(242)
Increase (decrease) in cash resulting from changes in:
Accounts receivable	794	(9,342)
Inventories	(11,382)	(16,600)
Prepaid expenses and other assets	14,555	(22,887)
Accounts payable	4,638	5,657
Accrued liabilities	3,216	20,855
Other liabilities and deferred credits	(1,370)	(6,177)
Net cash provided by operating activities	163,017	103,872
Cash flows from investing activities:
Capital expenditures	(250,272)	(388,007)
Proceeds from asset dispositions	74,973	86,681
Acquisitions, net of cash received	(178,961)	(15,590)
Net cash used in investing activities	(354,260)	(316,916)
Cash flows from financing activities:
Proceeds from borrowings	—	115,000
Debt issuance costs	—	(3,768)
Repayment of debt and debt redemption premiums	(10,068)	(20,996)
Partial prepayment of put/call obligation	(52)	(184)
Preferred stock dividends paid	(6,325)	(9,487)
Issuance of common stock	1,336	225,260
Tax benefit related to stock-based compensation	409	242
Net cash provided by (used in) financing activities	(14,700)	306,067
Effect of exchange rate changes on cash and cash equivalents	12,033	(18,420)
Net increase (decrease) in cash and cash equivalents	(193,910)	74,603
Cash and cash equivalents at beginning of period	300,969	290,050
Cash and cash equivalents at end of period	$107,059	$364,653
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$31,830	$30,446
Income taxes	$9,904	$17,109
Non-cash investing activities:
Contribution of note receivable and aircraft to RLR	$—	$(6,551)
Aircraft received for investment in Heliservicio	$—	$2,410

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	December 31,		September 30,	December 31,
	2009	2008	2009	2009	2008
Flight hours (excludes Bristow Academy and unconsolidated affiliates):
U.S. Gulf of Mexico	16,452	25,445	18,372	54,593	97,975
Arctic	1,260	1,279	2,843	6,451	7,411
Latin America	7,906	10,836	9,228	25,766	28,970
Europe	13,597	13,241	14,242	42,694	33,812
West Africa	9,175	9,884	8,470	26,595	29,129
Australia	3,304	3,649	2,794	8,978	11,502
Other International	2,828	2,793	2,582	7,903	8,539
Consolidated total	54,522	67,127	58,531	172,980	217,338

Gross revenue:
U.S. Gulf of Mexico	$42,456	$53,695	$42,614	$130,531	$177,695
Arctic	3,228	3,005	6,123	13,746	14,088
Latin America	19,076	20,707	20,786	59,421	59,964
WH Centralized Operations	1,461	3,134	791	3,737	8,303
Europe	119,267	102,477	113,890	348,200	296,210
West Africa	58,736	50,478	51,452	165,005	140,788
Australia	38,188	25,029	30,333	96,684	87,368
Other International	14,269	17,076	16,221	43,925	52,234
EH Centralized Operations	2,653	2,797	4,559	10,871	9,169
Bristow Academy	6,026	5,563	7,151	20,470	17,286
Intrasegment eliminations	(2,054)	(974)	(2,303)	(7,217)	(4,335)
Corporate	—	—	(2)	—	28
Consolidated total	$303,306	$282,987	$291,615	$885,373	$858,798

Operating income (loss):
U.S. Gulf of Mexico	$4,488	$8,721	$5,509	$16,237	$24,973
Arctic	22	184	2,085	2,712	2,603
Latin America	4,695	5,501	7,314	16,788	19,175
WH Centralized Operations	(4,216)	(2,509)	(4,156)	(11,581)	(2,281)
Europe	15,968	13,757	14,172	48,918	55,434
West Africa	15,092	13,167	14,466	43,796	27,707
Australia	9,727	2,850	6,869	22,771	3,777
Other International	1,695	5,429	6,611	11,593	12,672
EH Centralized Operations	(422)	(4,705)	2,247	(1,068)	(12,370)
Bristow Academy	(385)	(168)	723	1,269	219
Gain on GOM Asset Sale	—	37,780	—	—	37,780
Gain on disposal of assets	2,448	(102)	4,880	13,337	5,865
Corporate	(9,386)	(7,633)	(7,153)	(26,707)	(21,554)
Consolidated total	$39,726	$72,272	$53,567	$138,065	$154,000

Operating margin:
U.S. Gulf of Mexico	10.6%	16.2%	12.9%	12.4%	14.1%
Arctic	0.7%	6.1%	34.1%	19.7%	18.5%
Latin America	24.6%	26.6%	35.2%	28.3%	32.0%
Europe	13.4%	13.4%	12.4%	14.0%	18.7%
West Africa	25.7%	26.1%	28.1%	26.5%	19.7%
Australia	25.5%	11.4%	22.6%	23.6%	4.3%
Other International	11.9%	31.8%	40.8%	26.4%	24.3%
Bristow Academy	(6.4)%	(3.0)%	10.1%	6.2%	1.3%
Consolidated total	13.1%	25.5%	18.4%	15.6%	17.9%

BRISTOW GROUP INC. AND SUBSIDIARIES
AIRCRAFT COUNT
AS OF DECEMBER 31, 2009

	Aircraft in Consolidated Fleet
	Helicopters
	Small	Medium	Large	Training	Fixed Wing	Total	(1)	Unconsolidated Affiliates (2)	Total
U.S. Gulf of Mexico	62	26	7	—	—	95		—	95
Arctic	13	2	—	—	1	16		—	16
Latin America	5	32	2	—	—	39		89	128
Europe	—	11	40	—	—	51		—	51
West Africa	12	32	5	—	4	53		—	53
Australia	2	10	18	—	—	30		—	30
Other International	—	11	10	—	—	21		44	65
EH Centralized Operations	—	—	—	—	—	—		63	63
Bristow Academy	—	—	—	74	—	74		—	74
Total	94	124	82	74	5	379		196	575
Aircraft not currently in fleet: (3)
On order	—	6	5	—	—	11
Under option	—	41	13	—	—	54
_________

(1)	Includes 11 aircraft held for sale.

(2)	The 196 aircraft operated or managed by our unconsolidated affiliates are in addition to those aircraft leased from us.

(3)	This table does not reflect aircraft which our unconsolidated affiliates may have on order or under option.